Exhibit 3.24(b)

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

OF

HELIUS, LLC

The undersigned, acting pursuant to the Utah Revised Limited Liability Company Act (the “Act”), adopts the following Amended and Restated Articles of Organization for the purpose of amending and restating the articles of organization of Helius, LLC (the “Company”). The Company’s original articles of organization were filed on February 6, 2008.

1.                                            Name.  The Company’s name is Helius, LLC.

2.                                            Term.  The Company will continue until 99 years after the date of the Company’s formation, unless sooner dissolved by law or as provided in the Company’s operating agreement.

3.                                            Business Purpose.  The Company’s purpose is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

4.                                            Management.  The Company will be member-managed. The name and street address of the Company’s sole member are as follows:

Hughes Network Systems, LLC

11717 Exploration Lane

Germantown, Maryland 20876

5.                                            Registered Agent.  The name and street address of the Company’s registered agent are: C.T. Corporation System, 136 East South Temple, Suite 2100, Salt Lake City, Utah 84111.

6.                                            Designated Office.  The Company’s designated office shall be: 333 South 520 West, Suite 330, Lindon, Utah 84042.

7.                                            Amendments.  The Company reserves the right to amend these Articles of Organization from time to time in accordance with the Act.

These Amended and Restated Articles of Organization were adopted by the sole member of the Company on the date hereof as required by Section 48-2c-803 of the Act or as otherwise required by the Company’s articles of organization or operating agreement, and were duly signed and filed in accordance with Section 48-2c-409 of the Act.

DATED: September 30, 2010.

Hughes Network Systems, LLC

By:	/s/ Dean A. Manson

Name: Dean A. Manson

Title: Senior Vice President, General Counsel and Secretary